Exhibit 99.1

B O S T O N
O M A H A
CORPORATION

2025 Annual Letter

To the Shareholders of Boston Omaha Corporation:

Calendar 2025 was a mixed bag for our three wholly-owned business segments, a good year for our minority investments, and a likely very good year for capital allocation. I say "likely very good" in terms of capital allocation, because time will be the ultimate judge on these investments.

Let's start with the mixed bag, where we believe all three businesses grew in value, just not at the same rate as the past few years. Some of the lower growth was due to variables outside of our control, while others were unforced errors that we believe have been corrected.

- Our Link Media ("Link") billboard business grew revenue organically by approximately 1.5%, net income by 4.6%, adjusted EBITDA[1] by 2.1% and free cash flow by low single digits, which excludes acquisitions or other growth investments. Early 2025 economic uncertainty hurt our overall growth for the year, but we did end the year with stronger results (organic revenue growth was 2.7% in the 2nd half of the year) and a starting order book for 2026 that looks promising. Link will always have some years of below average growth or even declines in certain economic scenarios, as well as years of above average growth. There is no avoiding this fact.

- At Boston Omaha Broadband ("BOB"), revenue grew by approximately 5.4%, net loss improved by 18.1% and adjusted EBITDA grew by 63.2%. Fiber passings now total approximately 48k, of which about 20k are currently customers. In 2025, BOB further developed a backlog of advantaged fiber builds, with the largest categories including HOA, manufactured home communities and government program contracts, providing a runway for additional incremental capital deployment at what we estimate as durable, attractive rates of return. Calendar 2025 was a good year for BOB. More new project details to follow in the broadband section.

- General Indemnity Group ("GIG") grew gross written premium at United Casualty and Surety Insurance Company ("UCS") by 10.6% in 2025, with earned premium increasing 17.3%, continuing a multi-

[1] In this letter, we use adjusted EBITDA as a non-GAAP measure. Our reasons for why we believe this non-GAAP measure is helpful to investors and the applicable adjustments to GAAP are spelled out in greater detail under "Non-GAAP Measures" starting on page 15. Adjusted EBITDA is defined as net income (loss) before income tax expense (benefit), noncontrolling interest in subsidiary income (loss), interest expense, interest and dividend income, depreciation, amortization, accretion, gain or loss on disposition of assets, and other investment income (loss).

year trend of meaningful premium expansion driven by growing distribution relationships and an underwriting platform gaining relevance in the surety marketplace. That said, 2025 was not a record year. We experienced several larger losses within the year, resulting in $6.7mm of losses and loss adjustment expense. Surety is a short-tail business, and when losses occur, they typically emerge quickly, as ours did. The 2025 outcome prompted us to strengthen underwriting oversight and implement a more systematic review and underwriting controls appropriate for a larger organization. While results were disappointing relative to recent years, the underlying franchise—our capital position, distribution network, and technology platform—remains sound, and we believe the steps taken in 2025 position us well for the years ahead.

Within our other business interests and minority investments the news in 2025 was good and, more importantly, we think their futures are quite bright.

Capital Allocation

As I write this, two areas stand out in terms of capital allocation. Share repurchases and further growth investment at BOB. We are quite excited about both.

From our initial repurchase authorization in the second half of 2024 through March 2026, Boston Omaha Corporation ("BOC") has repurchased 931,362 shares of our Class A common stock at a cost of approximately $12.1mm. This allocation of capital decreased our Class A share count by approximately 3.0% during the period, and under the latest authorized repurchase program, we retain the ability to repurchase another $19.5mm of our shares.

For the majority of 2025, we were unable to repurchase shares due to restricted periods. However, we remain quite interested in allocating additional capital to this endeavor in 2026 assuming excess cash is available and our stock price remains attractively priced.

In 2025, BOB invested around $25.9mm into new fiber passings, hooking up new fiber and fixed wireless customers, pre-work on future approved projects, and other general growth and maintenance capital expenditures. Approximately $9.1mm of that capital came from further investment from BOC while the

remaining was funded by BOB itself, via internally generated cash flows and accessing debt capital. Our capital investment has remained focused on advantaged fiber builds that meet our return on capital thresholds.

Operating Businesses at Boston Omaha Corporation

Below is a breakout of the *net*[2] assets of our operating businesses at the end of each fiscal year. This table includes everything except the investments at BOAM, which we break out separately.

($ in millions)	2025	2024	2023	2022	2021
Cash[3]	$39.0	$31.1	$30.5	$52.5	$152.4
Billboards[4]	154.2	159.4	176.4	176.5	165.9
Insurance[5]	57.2	47.9	36.0	32.9	36.1
Broadband[4]	181.5	180.0	166.7	121.4	51.3
Total	**$431.9**	**$418.4**	**$409.6**	**$383.3**	**$405.7**

Billboard Operations at Link Media Holdings

As previously reported, Link grew revenue and cash flow at a lower rate than the past few years, but we do not view this as a permanent state of affairs. Regardless, the value of Link grew in 2025 due to organic growth but also due to the purchase of a small amount of real estate under our structures and new digital faces deployed at what we believe will be attractive economics.

Additional investment returns to BOC came in the form of Link sending dividends to BOC throughout the year, that were partially used to retire our common stock, which over time could lead to more material gains for shareholders in terms of intrinsic value per share.

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[2] Assets (excl. cash balances mentioned below in note 2) less liabilities.

[3] Includes short-term U.S. Treasury securities but excludes cash balances held within UCS, our wholly-owned underwriting business, and at Yellowstone (during 2021), a SPAC previously sponsored by a subsidiary of Boston Omaha.

[4] Excludes cash balances held within billboard and broadband operations as they are captured in "Cash" as shown above.

[5] Includes cash balances held within UCS, our wholly-owned underwriting business.

Below we provide our annual chart of Link's progress.

($ in millions)	2025	2024	2023
Revenue	$45.9	$45.2	$42.9
Land Cost %[6]	18.5%	18.3%	18.6%
Overhead %[7]	6.0%	6.4%	6.7%
Net Income	$7.2	$6.9	$5.7
Adjusted EBITDA	$18.0	$17.6	$16.0
Net Working Capital[8]	$1.9	$1.3	$2.6
Tangible PP&E, Net	$41.3	$44.1	$46.9

Over the past 5 years, the team at Link has lowered cash land costs from 19.4% to 17.7% on attractive terms (the land costs in the table above are according to GAAP and include ASC 842 accounting adjustments), has increased efficiency per team member, and the result has been an increase in Adjusted EBITDA margin from 31.9% to 39.2%. We applaud the Link team for these results and look forward to more gains over time. Small incremental advancements, coupled with organic revenue growth, compound over the long term.

Insurance Operations at General Indemnity Group

GIG is our insurance subsidiary that writes one line of business, surety bonds, coast to coast. We are attracted to surety insurance due to its historically generally low loss ratios, short loss exposure durations, and opportunity to grow market share through technology, automation, and providing agents and customers with a seamless way to book small transactional commercial bonds (which positions us to write the larger contract bonds and vice versa).

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[6] Land lease expense on billboards where we do not own the land as a percentage of revenue.

[7] Overhead is Link Media expenses related to corporate employees, office and software as a percentage of revenue.

[8] Adjusted for current portion of lease liabilities related to ASC 842 and assumes a certain maximum level of cash in business for operational purposes.

Here is GIG's operating performance for the past three years.

($ in millions)	**2025**	**2024**	**2023**
Gross Written Premium	$29.2	$26.4	$18.8
Revenue	$27.2	$23.9	$17.7
Operating (Loss) Income	($1.0)	$2.5	$1.5
Net Income	$1.1	$2.7	$2.1
Adjusted EBITDA	($0.7)	$2.8	$1.8

Calendar 2024 was an exceptional year for GIG across nearly every metric. In contrast, 2025 reminded us that scale brings complexity, and complexity demands greater consistency, coordination, and review. Gross written premium increased to $29.2mm, continuing our multi-year expansion. But underwriting results did not keep pace.

As UCS has grown, underwriting authority that was once concentrated among a small group became more distributed across a larger team handling greater volume. That evolution is natural in a scaling insurance operation, but it requires stronger structural guardrails. During 2025, as a result of the losses, we implemented enhanced underwriting parameters within our systems, requiring more complete data capture and automatically triggering secondary review for certain risk characteristics. When applied retroactively, these controls would have identified the few accounts that ultimately produced our largest losses. That was not pleasant to discover—but it was instructive.

We conducted a thorough review of other accounts that would have met the new review thresholds. Only a small number required deeper evaluation, and most of those projects are now complete. Given the relatively short duration of our surety exposures, loss activity tends to develop over a shorter timeframe. We have responded to the developments experienced in 2025 through enhancements to our systems, controls and underwriting practices.

The broader economics of the business remain attractive. Surety historically offers low average loss ratios over time, limited duration risk, and opportunities for disciplined growth through technology-enabled distribution. With improved controls now embedded in our operating system, we believe we enter 2026 better structured for sustainable expansion.

Our results are supported by an integrated platform. BOSS Bonds Insurance Agency ("BOSS Bonds") expanded its reach as a surety-focused agency, deepening relationships across more than 25 markets and providing meaningful distribution scale. Meanwhile, SuretyBonds.Market, initially built to support BOSS Bonds, is now helping strengthen agency relationships at UCS as well. The alignment of carrier, agency, and technology provides advantages that should persist beyond any single year's results.

Broadband Operations at Boston Omaha Broadband

BOB is the parent company of four wholly-owned broadband businesses: Utah Broadband ("UBB"), AireBeam ("AB"), InfoWest ("IW"), and Fiber Fast Homes ("FFH"). In past letters, we've covered at length what initially attracted us to the broadband business and why we like the asset. This year we'll focus on developments occurring during 2025 related to previously discussed opportunities and risks within BOB.

Below is an update on progress at UBB/AB/IW.

($ in millions)	2025	2024	2023
Revenue	$38.4	$37.6	$34.7
Net Loss[9]	($0.3)	($0.2)	($1.6)
Adjusted EBITDA[9]	$13.3	$11.1	$7.6
Total Subscribers	44.7k	43.6k	41.4k
Fiber Subscribers	15.1k	12.4k	8.1k
Fiber Passings	39.6k	31.8k	22.4k

For the majority of BOB's existence, capital expenditures have been funded by equity contributions from BOC. During the fourth quarter of fiscal 2024, BOB put in place a $20mm term debt facility collateralized by the assets of UBB, AB, and IW. As of year-end 2025, UBB, AB, and IW have drawn approximately $14mm under this facility, which has allowed them to continue growing using their own cash flows and moderate debt capital, without the need to access additional equity capital from BOC.

[9] Includes allocation of broadband parent company overhead expenses.

Looking forward, you will notice additional sources of growth capital being deployed at BOB, in the form of both government debt and government grants. In the past year, thanks to the hard work of our entire BOB team, both UBB and IW have been identified as recipients of grants under various government programs existing within their respective geographies. These programs include, but are not limited to, the Rural Development Broadband Reconnect Program ("ReConnect") and the Broadband Equity, Access, and Deployment Program ("BEAD"). Both are administered by United States government agencies to deploy broadband connectivity in certain unserved and underserved areas.

Here are some of the basics of the two government project programs we've been awarded (subject to completion of all necessary documentation and other customary closing conditions), both of which are expected to start later this year:

- Under the ReConnect program, UBB is in the process of finalizing agreements for its award of approximately $23mm of funding, half of which will be in the form of a grant and half of which will be in the form of long-term debt available as requested by us in multiple draw downs, to deploy fiber to approximately 3k locations within UBB's surrounding markets. We expect the documentation to be finalized shortly with a final closing anticipated this spring.

- Under the BEAD program, IW and UBB have received notice that they have been tentatively selected (subject to completion of final documentation) to receive awards of approximately $14mm in the aggregate of grant funding to deploy fiber to approximately 2k locations. IW and UBB will be required to 'match' approximately $5mm of the BEAD grant, half of which will be funded in cash and half of which will be funded in-kind.

To summarize, our planned capital investment (both our capital contribution and the debt we will assume) in these two programs would approximate $16.5mm comprised of the below:

- $11.5mm Reconnect debt funding (20-year term fixed at US Treasury rate upon draws)
- $2.5mm BEAD in-kind match
- $2.5mm BEAD cash match
- **$16.5mm Total**

In the course of connecting the 5k unserved and underserved locations covered by the ReConnect and BEAD programs, UBB and IW will collectively pass an additional ~12k locations either off our mainline construction routes or adjacent to them. So, for our total planned capital contributions of $16.5mm (majority of which is low-cost 20-year debt financing), we have the opportunity to pass approximately 17k locations, the majority of which we consider to be competitively advantaged as they are located within geographies that are prohibitively expensive to serve with private capital.

One thing to highlight specific to the ReConnect debt capital is that it is guaranteed by BOC. This marks the first time that a subsidiary's debt has recourse to the parent and was a requirement to win the contract.

Now to some less than favorable government funding news. Last year, I mentioned that, in my opinion, our largest risk within BOB is not the new fiber being laid in advantaged builds, but instead a certain portion of our fixed wireless customers that reside within eligible areas covered by government programs. While we were successful in pursuing certain of these government programs within Utah, we were not successful in our pursuit of BEAD funding within the Arizona markets served by our fixed wireless products. As a result, AB will not be building fiber in these awarded areas, but we do intend to compete with our fixed wireless offerings.

Below is an update on progress at FFH, our development arm focused on building out broadband in larger communities, typically in partnership with major homebuilders.

($ in millions)	2025	2024	2023
Revenue	$2.8	$1.5	$0.6
Net Loss[10]	($5.8)	($7.3)	($5.4)
Adjusted EBITDA[10]	($3.8)	($5.3)	($4.7)
Fiber Subscribers	4.8k	3.3k	1.5k
Fiber Passings	8.7k	8.1k	4.2k

At FFH, BOC continues to provide equity capital as we scale the business. We believe FFH's long-term outlook is stronger than the figures above may

[10] Includes allocation of broadband parent company overhead expenses.

imply, as we move closer to scale revenue-wise and continue to leverage other BOB companies in the areas of shared resources, procurement, planning, opportunities and critically, capital.

Within FFH, we believe a significant portion of the fiber passings that are not yet customers should convert to subscribers over time, given the nature of the deals struck with HOA's and the earlier stages of home construction in certain development projects. Similarly, we expect that a very large portion of our contracted backlog, representing HOA and joint venture opportunities that we have a right of first refusal on but have yet to actually sign, should eventually become fiber passings and ultimately fiber subscribers. And to that point, we are happy to report that during 2025 FFH executed contracts from our HOA and joint venture backlog representing approximately 5.4k future passings.

As has been stated previously, we believe the primary risk in terms of returns on our capital is not whether the revenue related to these passings will show up, but when from a time value of money perspective and how low operating costs will be at that time. Unfortunately, we have little control over the pace of new home sales or the development of new neighborhoods. Nonetheless, based on the 8.7k advantaged fiber passings already built and our contracted backlog of future builds that we intend to execute, we believe that FFH has the potential to generate meaningful free cash flow in the future with materially lower operating costs.

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Overall, BOB in aggregate remains at reasonable scale today and is increasingly self-funded in terms of new attractive growth projects. As we fill in current passings with more customers, execute on our contracted HOA backlog at FFH, complete the awarded government projects, and continue to find new attractive fiber builds, we believe the cash flow generation potential of our asset base should become much more apparent. I think it is also helpful to understand that if we find fewer attractive new fiber builds to complete relative to our present size, not only will capital investment decrease but so will our overall expense base. Our hope, though, is that we continue to find a meaningful amount of attractive new projects to add to our base, giving BOC one more option for capital deployment at above average rates of return.

Investments at Boston Omaha Asset Management

BOAM is our catch-all for investments we have made over time that we do not control, as well as our asset management business. Below is a breakdown of those two segments with the first section showing our aggregate asset base according to GAAP and the second section outlining the asset management business specifically.

Boston Omaha Asset Management Investments

GAAP asset values as of December 31, 2025.

($ in millions)	GAAP Value	Market Value
Sky Harbour[11]	$79.3	$109.7
CB&T Holding Corporation	$19.1	
24th Street Asset Management[12]	$6.6	
Boston Omaha Build for Rent[12]	$4.1	
Other[13]	$3.9	
Total BOAM Assets	**$113.0**	

As mentioned in past letters, we generally won't provide specific commentary on the passive minority holdings in BOAM unless there is something new or material of note to report to Boston Omaha shareholders.

Sky Harbour continues to be our third largest investment, behind billboards and broadband, making aviation hangar real estate a large business interest at Boston Omaha. During the past year, Sky Harbour announced several new hanger campus developments in what we believe are attractive locations and raised debt capital to fund future projects. We encourage shareholders to review Sky Harbour's most recent results for updates, including its latest investor presentation. We are pleased by Sky Harbour's operational and

[11] Includes 11,671,494 shares of Sky Harbour Class A common stock (of which 2,673,831 shares are held at UCS) and 7,719,779 warrants to purchase Sky Harbour Class A common stock which expire in January 2027. Market value total reflects closing NYSE price of our Sky Harbour Class A common stock and warrants as of December 31, 2025.

[12] Includes only BOAM's invested capital and GP interest.

[13] Includes MyBundle TV, Logic and Breezeway.

financing achievements and its continuing progress under Tal Keinan's leadership.

Subsequent to year-end 2025, we sold our stake in Breezeway for approximately $877,000, ending a successful investment in a good company that had an original cost basis of $100,000 and was carried on our books at around $349,000.

Boston Omaha Asset Management Funds

Within asset management, we own the general partner ("GP") plus have investments in the underlying funds of both 24th Street and Boston Omaha Build for Rent ("BOBFR"). The two BORE special purpose entities own commercial real estate, and we are the general partner of both but do not have a capital investment.

Below is a table listing Boston Omaha's initial investment in the underlying funds and GP, total assets that remain managed, and distributions to date.

($ in millions)	**BOAM Invested Capital**	**Total Fund Assets**[14]	**Our Share of Distributions to Date**
24th Street Fund I	$3.0	$8.4	$4.3
24th Street Fund II	$3.0	$13.1	$4.4
BOBFR	$15.0	$9.4	$10.9
BORE Hirsch	-	$26.5	-
BORE Fourth	-	$4.7	-
General Partner	$5.1		$6.9
Total Assets Managed		**$62.1**	

[14] As of December 31, 2025.

Inception to year-end 2025, we have now received approximately $26.5mm in distributions on our overall cost basis of $26.1mm. Looking forward to calendar 2026, we expect additional proceeds from both our investments in commercial real estate and our general partner profit interest, although the amounts and timing of distributions will be lumpy and dependent on conditions within the commercial real estate sector.

Annual Meeting

Similar to last year, we will host our annual meeting of shareholders in person in August, following the release of our second quarter results. Therefore, the 2026 AGM will be held on August 21st in Omaha, NE. We hope to see you there!

The Boston Omaha team thanks you for your continued belief in us.

March 2026

Adam K. Peterson
Chairman of the Board
Omaha, NE

Safe Harbor Statement:

This Annual Letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of Boston Omaha Corporation. These statements are only predictions based on current assumptions and expectations. Any statements in this press release about the Company's future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words "anticipate," "believe," "continue," "goal," "seek, " "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company's forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company's estimates regarding the potential market opportunity for the Company's current and future products and services, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which reinsures the Company's insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company's expectations regarding the Company's sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of the Company's public filings with the Securities and Exchange Commission (the "SEC") on Form 10-K for the year ended December 31, 2025, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed

by the Company and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com.

In addition, the forward-looking statements included in this letter to shareholders represent the Company's views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Non-GAAP Information:

This letter includes Company financials on an as-reported basis. The Company also refers to and presents "Adjusted EBITDA" as the only non-GAAP financial measure within this letter, for which additional disclosure is required as a "non-GAAP" measure within the meaning of Regulation G under the Securities Exchange Act of 1934.

The Company's use of this non-GAAP financial measure includes adjustments that reflect how management views our separately reported business segments. The Company believes the use of this non-GAAP financial measure provides useful supplemental information that enables investors to better compare the Company's performance across periods, and management also uses this measure internally to assess the operating performance of each of its business segments, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider the use of this non-GAAP financial measure in isolation from, or as a substitute for, the financial information that the Company reports. The Company's earnings releases, including its earnings release dated March 30, 2026 for the year ended December 31, 2025, contain financial measures calculated in accordance with GAAP that correspond to the non-GAAP financial measure included in this presentation. The Company's earnings releases are available on the Company's website at www.investor.bostonomaha.com/news.

Reconciliations of the use of this non-GAAP financial measure to the most comparable GAAP measure are provided in the appendix to this presentation.

	Link Media Outdoor					
	For the Twelve Months Ended December 31,				Change	
	2025		2024		#	
Net income	$	7.2	$	6.9	$	0.3
Interest expense, net		1.5		1.4		0.1
Depreciation		5.3		5.2		0.2
Amortization		3.9		3.9		(0.0)
Accretion		0.2		0.2		(0.0)
(Gain) loss on disposition of assets		(0.1)		0.1		(0.1)
Adjusted EBITDA	$	18.0	$	17.6	$	0.4

	Boston Omaha Broadband					
	For the Twelve Months Ended December 31,				Change	
	2025		2024		#	
Net loss	$	(6.1)	$	(7.4)	$	1.3
Interest expense, net		0.6		0.0		0.6
Depreciation		11.4		9.1		2.3
Amortization		3.6		3.5		0.1
Accretion		0.0		0.0		(0.0)
Loss on disposition of assets		0.0		0.7		(0.6)
Noncontrolling interest		0.0		-		0.0
Adjusted EBITDA	$	9.5	$	5.8	$	3.7

	General Indemnity Group					
	For the Twelve Months Ended December 31,				Change	
	2025		2024		#	
Net income	$	1.1	$	2.7	$	(1.6)
Depreciation		0.2		0.2		0.0
Amortization		0.2		0.2		(0.0)
Other investment income		(0.3)		(0.2)		(0.1)
Equity in income of unconsol. affiliates		(1.9)		-		(1.9)
Adjusted EBITDA	$	(0.7)	$	2.8	$	(3.5)

Disclosure:

Boston Omaha Asset Management ("BOAM") is the business/trade name for certain asset managers that are owned and controlled by Boston Omaha Asset Management, LLC, a wholly-owned subsidiary of Boston Omaha Corporation. These managers currently include 24th Street Asset Management, LLC ("24th Street") and BOAM FUND ONE: IM LLC. BOAM FUND ONE: IM LLC manages Fund One: Boston Omaha Build for Rent ("BOBFR"). The information contained herein is not an offer to sell, or a solicitation of an offer to purchase any fund managed by these entities. The above funds are no longer open to new investors.

The opinions expressed herein regarding BOAM and its investments are based on the views and research of BOAM as of the date of this letter and are subject to change. BOAM reserves the right to modify its current investment strategies and techniques based on changing market dynamics. It should not be assumed that any of the transactions or real estate assets discussed will prove to be profitable, or that the decisions we make in the future will be profitable or will equal the investment performance of the funds discussed herein. All fund returns, unless otherwise notated, are net of expenses, asset management fees, and carried interest. Inherent in any investment is the potential for a total loss of the investment. There can be no assurance that any fund investor will receive return of their capital.